UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AXOGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13631 Progress Blvd.

Suite 400

Alachua, FL  32615

Dear Shareholder:

You are cordially invited to attend our 2015 Annual Meeting of Shareholders of AxoGen, Inc. (the “Meeting”) which will be held at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room beginning at 1:00 p.m. Eastern Time on Thursday, May 28, 2015.

This booklet contains your official notice of our 2015 Annual Meeting of Shareholders and a Proxy Statement that includes information about the matters to be acted upon at the Meeting.  In addition to voting on the matters described in this Proxy Statement, we will use the Meeting as an opportunity to review our operations.

I sincerely hope that you will be able to attend the Meeting.  Whether or not you plan to attend, your vote is important and we urge you to complete and return the enclosed proxy in the accompanying envelope.

Sincerely,

Karen Zaderej
Chief Executive Officer and Director

April 15, 2015

2015 ANNUAL MEETING OF SHAREHOLDERS

13631 Progress Blvd.

Suite 400

Alachua, FL  32615

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

The 2015 Annual Meeting of Shareholders of AxoGen, Inc. (the “Meeting”) will be held on Thursday, May 28, 2015 at 1:00 p.m. Eastern Time, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room for the following purposes:

1.                                      To elect seven members to our Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

2.                                      To ratify the selection of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31,  2015; and

3.                                      To consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof.

Only holders of record of our common stock at the close of business on April 1, 2015 will be entitled to receive notice of and to vote at the Meeting.

You may vote your shares by telephone (1—800—690—6903) or internet (www.proxyvote.com) no later than 11:59 p.m. Eastern Time on Wednesday, May 27, 2015 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail.  If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you cannot attend the Meeting in person, you may attend the Meeting, submit questions and vote online until voting is closed at www.virtualshareholdermeeting.com/axogen15.  If you are attending the Meeting in person and your shares are registered in your name, you may also vote at the meeting until voting is closed.

Your vote is important.  Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy in the accompanying envelope, vote online, or vote by telephone.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer and Director

April 15, 2015

PROXY STATEMENT

i

AxoGen, Inc.

13631 Progress Blvd.

Suite 400

Alachua, FL  32615

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 28, 2015

The Board of Directors of AxoGen, Inc. is soliciting proxies for use at our 2015 Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday, May 28, 2015 at 1:00 p.m. Eastern time at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room and at any adjournments thereof.  This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 15, 2015.

Our Board of Directors has set Wednesday, April 1, 2015 as the record date for the Meeting.  Each shareholder of record at the close of business on Wednesday, April 1, 2015 will be entitled to vote at the Meeting.  As of the record date, 24,926,014 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting.  Holders of our common stock are entitled to one vote per share.  Therefore, a total of 24,926,014 votes are entitled to be cast at the Meeting.  There is no cumulative voting in the election of directors.

Shareholders who sign and return a proxy may revoke it at any time before it is voted at the Meeting by giving written notice to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, Re: AxoGen, Inc., by submitting a duly executed proxy with a later date or by attending the Meeting in person or by internet and withdrawing your proxy.  If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Expenses in connection with this solicitation of proxies will be paid by us.  Proxies are being solicited primarily by mail.  In addition, our officers and directors, who will receive no extra compensation for their services, may solicit proxies by telephone or personally.  We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.

Proxies that are completed, signed and returned to us prior to the Meeting will be voted as specified.  If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2015, and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the Meeting.

If a shareholder abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at our 2015 Annual Meeting of Shareholders for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.  If a broker returns a “non—vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non—vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote with respect to such matters.  A broker has discretionary authority to vote on the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from the shareholder.  A broker does not have discretionary authority to vote on the other proposals without specific voting instruction from the shareholder.  If you hold shares in a brokerage account and wish to vote those shares on these proposals, then you should instruct the broker how to vote the shares using the voting instructions provided.

Directors are elected by a plurality vote of the votes cast by the shareholders entitled to vote at the Meeting. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected.

To be approved, the ratification of the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm must receive “For” votes from the holders of a majority of the shares either present in person or represented by proxy at the Meeting and entitled to vote on such proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 28, 2015:

This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and our Annual Report on Form 10—K, are available on our website at http://www.axogeninc.com/proxyStatement.html.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Meeting, shareholders will vote on the election of seven director nominees: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato and Robert J. Rudelius for a one-year term.  Our Board of Directors has nominated each of these individuals to serve a one-year term expiring at the 2015 Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified.  All nominees are currently members of our Board of Directors and were elected by our shareholders at our 2014 Annual Meeting of Shareholders.  In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment.  Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Biographical information for each director nominee is included below.  Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each of these director nominees should serve as a member of our Board of Directors.

Karen Zaderej, President, Chief Executive Officer and Director (Age 53)

Ms. Zaderej has served as AxoGen’s President, Chief Executive Officer and a member of its Board of Directors since September, 2011. She has served as AxoGen Corporation’s Chief Executive Officer and a member of its board of directors since May 2010. Ms. Zaderej joined AxoGen Corporation in May 2006 and served as Vice President of Marketing and Sales from May 2006 to October 2007 and as Chief Operating Officer from October 2007 to May 2010. From October 2004 to May 2006, Ms. Zaderej worked for Zaderej Medical Consulting, a consulting firm she founded, which assisted medical device companies build and execute successful commercialization plans. From 1987 to 2004, Ms. Zaderej worked at Ethicon, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, research & development, and manufacturing. Ms. Zaderej is a Director of SEBio, a non-profit supporting the life science industry in the southeastern United States.  Ms. Zaderej has a MBA from the Kellogg Graduate School of Business and a BS in Chemical Engineering from Purdue University.  Ms. Zaderej’s qualifications to serve on our Board of Directors include her leadership and depth of knowledge of AxoGen, her extensive experience in the medical device industry, and her financial and management expertise.

Gregory G. Freitag, JD, CPA, General Counsel, SVP Business Development and Director (Age 53)

Mr. Freitag, J.D., CPA, has been AxoGen’s General Counsel and a member of its Board of Directors since September 2011, SVP Business Development since May 2014 and was AxoGen’s Chief Financial Officer from September 2011 to May 2014. He was Chief Executive Officer, Chief Financial Officer and a board member from June 2010 through September 2011 of LecTec Corporation, an intellectual property licensing and holding company that merged with AxoGen in September 2011.  From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a healthcare and life science consulting and advisory firm he founded that provides strategic guidance and business development advisory services. Prior to founding FreiMc, LLC, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009. From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005. Mr. Freitag was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000. Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of HealthEast Care System, a health care system in Minnesota, and PDS Biotechnology Corporation, a private, clinical stage Biopharmaceutical Company developing immunotherapies for cancer and other disease areas such as infectious disease.  Mr. Freitag holds a JD from the University of Chicago and a BA Economics & Business and Law & Society from Macalester College, Minnesota. Mr. Freitag’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level executive, his particular knowledge of public companies, including reporting, compliance and financial markets related thereto, his finance management and legal expertise and over 20 years of experience in the life sciences.

Jamie M. Grooms, Chairman and Director (Age 55)

Mr. Grooms has served as Chairman of the Company’s board of directors since September 30, 2011 and AC’s board of directors since 2002.  Mr. Grooms is a co-founder of AC and from 2002 to May 2010 served as AC’s Chief Executive Officer.  Since leaving AC in May 2010, Mr. Grooms has provided consulting services to start-up companies and serves on the board of directors of several companies.  From 1998 to 2002, Mr. Grooms served as the founding Chief Executive Officer and Chairman of the Board of Regeneration Technologies, Inc. a publicly-traded company involved in processing human tissue for allogenic grafts used in orthopedic, oral maxillofacial, urinary and cardiovascular surgeries.   Mr. Grooms has extensive experience in all areas of operations of the allograft business and has worked at the Virginia Tissue Bank (now LifeNet Health), Osteotech, Inc., and CryoLife, Inc. in various positions of leadership.  In addition, Mr. Grooms has served as Director of the University of Florida Tissue Bank from 1992 to 1995.  Mr. Grooms holds a Bachelor’s degree in biology from Old Dominion University.  Mr. Grooms’ qualifications to serve on our Board of Directors include his extensive experience and leadership in the allograft business, his depth of knowledge of AxoGen and AC and his expertise in management and technology.

Mark Gold, MD, Director (Age 66)

Dr. Gold has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since July 2007. From 1991 until June 2014, Dr. Gold was a Professor at the University of Florida College of Medicine’s McKnight Brain Institute. Dr. Gold taught medical neuroscience for four decades and has been a pioneer in translational neuroscience research for over three decades. Dr. Gold was also a Founder of Somerset Valley Bank and served on its board of directors from its formation, through its initial public offering, to its acquisition by Fulton Financial Corporation, a publicly-traded financial holding company. Dr. Gold has consulted for many major global pharmaceutical companies as well as firms such as the Carlyle Group and Cressey & Company. Dr. Gold has authored hundreds of scientific research articles, chapters, and abstracts on a wide variety of research subjects and is frequently interviewed for comment by the Wall Street Journal, CNN and other major business and national publications concerned with the strengths and limitations of new technology and treatments.  Dr. Gold is a director of AltheaDx, a private, commercial stage molecular diagnostics company specializing in the field of personalized medicine.  Dr. Gold’s qualifications to serve on our Board of Directors include his expertise in medical neuroscience and medical technology, in-depth knowledge of the pharmaceutical industry, and extensive experience in business and management.

John Harper, Director (Age 65)

Mr. Harper has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since June 2006.  From January 2012 until present, Mr. Harper has been Executive Chairman of Xhale, Inc., a company that provides patient-centric monitoring solutions, from patient monitoring to medication adherence to anesthesia monitoring.  From June 2005 to January 2006, Mr. Harper was the Entrepreneur-in-Residence at The Innovation Factory, a medical device incubator.  From August 2000 to October 2001, Mr. Harper served as President and Chief Executive Officer of ATI Medical, Inc. and from February 1998 to May 1999, he served as Executive Chairman of Meretek Diagnostics, Inc., which was acquired by American Standard Companies.   From November 1995 to March 1997, Mr. Harper served as President and Chief Executive Officer of Indigo Medical, Inc., which merged with Johnson & Johnson. Mr. Harper also served as Vice President of Sales and Marketing, and then President and Chief Executive Officer, of Menlo Care, Inc. from June 1989 to June 1995. Menlo Care, Inc. merged with Johnson & Johnson in 1995.  Mr. Harper has served on the board of directors for a number of medical device and biotechnology companies since 1999.  He received his BA in Economics from Davidson College in 1971.  Mr. Harper’s qualifications to serve on our Board of Directors include his extensive leadership experience in the medical device and biotechnology industries and his expertise in the commercialization of medical devices.

Joe Mandato, Director (Age 71)

Mr. Mandato has served as a member of the Company’s board of directors since September 30, 2011 and AC’s board of directors since February 2006.  From March 2003 to the present, Mr. Mandato has served as a Managing Director of DeNovo Ventures, a venture capital firm and a shareholder of AxoGen.  From February 1999 to September 2000, Mr. Mandato served as Chairman of Confer Software, Inc., a developer of enterprise software used to automate healthcare business processes.  From September 1995 to February 1999, Mr. Mandato served as Confer Software’s Chief Executive Officer.  From September 1994 to May 1995, Mr. Mandato served as a Vice President, member of founding management committee and Chief Executive Officer of two of Guidant Corporation’s five operating units, Origin Medsystems and Heart Rhythm Technology.  He also served as President and Chief Executive Officer of Origin Medsystems from May 1991 to May 1995.  In March 1994, Mr. Mandato co-founded Gynecare, Inc., a developer of devices used in gynecology, which was spun out of Guidant Corporation., and served as its Chief Executive Officer until April 1995.  From July 1986 to November 1990, Mr. Mandato was Chief Executive Officer of Ioptex Research Inc., an ophthalmic device company.  Mr. Mandato serves on the board of directors of several companies and non-profit organizations.  Mr. Mandato’s qualifications to serve on our Board of Directors include his extensive management and leadership experience in the medical device industry as well as his financial and venture investment experience.

Robert J. Rudelius, Director (Age 59)

Mr. Rudelius has served as a member of the Board of Directors since September 2010.  Since 2003, Mr. Rudelius has been the Managing Director and Chief Executive Officer of Noble Ventures, LLC, a company he founded that provides advisory and consulting services to early-stage companies in the information technology, renewable energy and loyalty marketing fields. Mr. Rudelius is also the Managing Director and Chief Executive Officer of Noble Logistics, LLC, a holding company he founded in 2002 to create, acquire and grow a variety of businesses in the freight management, logistics and information technology industries.  From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and Chief Executive Officer of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks and cable television operators throughout North America.  Mr. Rudelius assisted StarNet L.P. with the transition and integration of the Media DVX, Inc. business through January 2002.  From April 1998 to April 1999, Mr. Rudelius was the President and Chief Operating Officer of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and repositioned the software company as a professional services company, which resulted in the successful sale of Control Data Systems, Inc. to Syntegra, British Telecom’s systems integration subsidiary.  From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications industry group.  From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s Information, Technology and Systems practice group, during which time he headed the practice group in Tokyo and co—led the practice group in London.  Mr. Rudelius is currently a member of the Board of Directors of ProUroCare Medical, Inc., a publicly—held medical device company that develops and markets prostate imaging systems. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, especially in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the election of each of the seven director nominees.  In accordance with Minnesota law, the nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the meeting.  This means that since shareholders will be electing seven directors, the seven nominees receiving the highest number of votes will be elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2015, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table,” and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Except as otherwise noted, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge.  Shares of common stock under options held by a person that are currently exercisable or exercisable within 60 days of April 1, 2015 are considered outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not considered outstanding for the purpose of computing the percentage ownership of any other person.  Percentage of ownership is based on 24,926,014 shares of common stock outstanding on April 1, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned (including shares reflected in the third column)	Number of Shares Underlying Options Currently Exercisable or Exercisable within 60 days of April 1, 2015	Percent of Shares Outstanding (%)
Entities affiliated with Deerfield (1)	3,870,824	3,870,824	15.53%
DeNovo Ventures II, LP (2)	1,376,392	1,376,392	5.52%
Karen Zaderej	460,878	232,056	1.83%
Jamie M. Grooms (3)	519,029	167,612	2.07%
Lee Robert Johnston, Jr.	20,000	0	*
Mark Gold, M.D.(4)	335,011	31,750	1.34%
John Harper	275,386	61,292	1.10%
Joe Mandato(2)	87,250	43,750	*
Robert Rudelius	87,023	63,750	*
Greg Freitag	262,652	213,750	1.04%
All directors and executive officers as a group (14 persons) (3)(4)(5)	2,516,365	1,139,583	9.65%

*    Less than 1%.

(1)         This information is based solely on a review of a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015 by Deerfield Mgmt. L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P. and James E. Flynn, (i) which beneficially owned 3,870,824, 3,870,824, 3,870,824, 0 and 3,870,824 shares, respectively, (ii) each had sole voting power over 0 shares, (iii) which had shared voting power over 3,870,824, 3,870,824, 3,870,824, 0 and 3,870,824 shares, respectively, (iv) each had sole dispositive power over 0 shares, and (v) which had shared dispositive power over 3,870,824, 3,870,824, 3,870,824, 0 and 3,870,824 shares, respectively.  The address for these entities is 780 Third Avenue, 37th Floor, New York, NY 10017.

(2)         Mr. Mandato is a Managing Partner of this venture capital fund. Mr. Mandato disclaims beneficial ownership of the shares owned by the fund.  DeNovo Ventures II, LP (“DeNovo”) had shared dispositive power and shared voting power over 1,376,392 shares of common stock.  This information is based solely on a review of a Schedule 13D filed by DeNovo with the Securities and Exchange Commission on December 12, 2014.  DeNovo’s address is 14612 Big Basin Way, Suite B, Saratoga, CA  95070.

(3)         These shares include 218,534 shares of record held by Mr. Grooms, and 132,883 shares held by the Jamie Grooms Trust, of which Mr. Grooms is the trustee.

(4)         These shares include 174,471 shares held jointly by Dr. Gold and his wife, 20,000 shares held by Dr. Gold’s wife and 128,500 shares held by MJSK, Ltd., an investment trust held by Dr. Gold’s family.

(5)         Includes 90,698 shares held by John Engels, Vice President, 5,665 shares held by Mark Friedman, Vice President of Regulatory and Quality, 34,400 shares held by Shawn McCarrey, Senior Vice President of Sales and 12,750 held by Jill Schiaparelli, Chief Marketing Officer.  Also includes a number of shares underlying options equal to 100,537, 59,320, 43,872, 42,750, 40,322 and 38,822, for John Engels, Jill Schiaparelli, Mark Friedman, Shawn McCarrey, Erick DeVinney, Vice President of Clinical and Translational Sciences and Dave Hansen, Controller, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.  Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us and representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during 2014 have been satisfied, except that one report on Form 4 was inadvertently filed late for Company directors, Joe Mandato, John Harper, Dr. Mark Gold, Robert Rudelius and Jamie Grooms, reporting the receipt of a stock option pursuant to an annual grant, and one report on Form 4 was inadvertently filed late for Joe Mandato, a Company director, reporting the indirect ownership of shares purchased by De Novo Ventures II, L.P.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of seven directors: Karen Zaderej, Gregory G. Freitag, Jamie M. Grooms, Dr. Mark Gold, John Harper, Joseph Mandato and Robert J. Rudelius.

In determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 5605 (a)(2) of The NASDAQ Stock Market’s (“NASDAQ”) Marketplace Rules. Under this definition of independence, Messrs. Grooms, Rudelius, Harper, Mandato and Dr. Gold are independent. Mr. Freitag and Ms. Zaderej are not independent because they serve as Executive Officers.  Our Audit Committee members and Compensation Committee members also meet the heightened independence standards under the applicable NASDAQ rules.

Attendance at Meetings

Our Board of Directors held seven meetings during 2014 and each incumbent director attended at least 75 percent of the aggregate number of meetings held by our Board of Directors and all committees of our Board of Directors on which such director served.  The Board also took other actions through discussion and written consents.  All of our then current directors, except John Harper and John McLaughlin, who joined by webcast, were in attendance in person at our 2014 Annual Meeting of Shareholders.  Board members are encouraged to attend each annual meeting of shareholders.

Board Leadership Structure

Our Board of Directors is responsible for overseeing the business, property and affairs of AxoGen.  Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer (“CEO”) and other officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of Karen Zaderej who also serves as our CEO, Gregory G. Freitag, who serves as our General Counsel and Senior Vice President of Business Development, Jamie M. Grooms, who serves as Chairman of our Board of Directors and four other directors.  Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of our Board of Directors and CEO because our Board of Directors believes that the determination of whether to separate the roles depends largely upon the identity of the CEO and the members of our Board of Directors from time to time and that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing our Board of Directors to retain the flexibility to determine the optimal organizational structure for AxoGen at a given time. Currently, these roles are separate, although in years past they have been combined.

At this time, we believe that we, like many U.S. companies, are currently best served by having different individuals serve as our CEO and Chairman of our Board of Directors.  Our Board of Directors believes that through this leadership structure, both Karen Zaderej and Jamie Grooms (our former CEO and current Chairman of our Board of Directors) are able to draw on their in-depth knowledge of the daily operations of AxoGen and its business and employment relationships to provide our Board of Directors with leadership in setting its agenda and properly focusing its discussions.

Risk Oversight by our Board of Directors

Our Board of Directors takes an active role in risk oversight related to AxoGen and primarily administers its role during Board of Director and Committee meetings.  During regular meetings of our Board of Directors, members of our Board of Directors discuss the operating results for each fiscal quarter.  These meetings allow the members of our Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our goals.  During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with our independent auditors and our Chief Financial Officer.  Our Audit Committee also meets with, and provides guidance to, our independent auditors outside the presence of management and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters.  In addition, our Audit Committee reviews our legal and regulatory risks and our procedures regarding the receipt, retention and treatment of complaints regarding internal accounting, accounting controls or audit matters.  These discussions and processes allow the members of our Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

In furtherance of its risk oversight responsibilities, our Board of Directors has evaluated our overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by us and our management has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on our company and has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on our company.

Board Committees

The standing committees of AxoGen’s Board of Directors include an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Messrs. Rudelius (Chairman), Grooms and Harper are the members of the Audit Committee. Messrs. Harper (Chairman), Rudelius and Dr. Gold are members of the Compensation Committee. Dr. Gold (Chairman) and Messrs. Grooms and Harper are members of the Governance and Nominating Committee. The Charters of each of the Audit Committee, the Compensation, and Governance and Nominating Committee can be found on our website under “About AxoGen — Investors — Corporate Governance — Governance Overview.” The information contained on our website, or on other websites linked to our website, is not part of this document.  Reference herein to our website is an inactive text reference only.

Audit Committee

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. In the opinion of the AxoGen Board of Directors, each of the members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, the AxoGen Board of Directors has determined that each of Messrs. Rudelius, Grooms and Harper is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Our Audit Committee held four meetings during 2014.

Compensation Committee

Our Compensation Committee is composed of John Harper, who serves as the Committee’s Chairman, Robert J. Rudelius and Dr. Mark Gold. Our Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees, and is responsible for establishing executive compensation and administering AxoGen’s Incentive Compensation Plan.  Our Compensation Committee held three meetings during 2014 and took other actions through discussion and written consents.

Under its charter, our Compensation Committee’s duties and responsibilities include, without limitation, (i) periodically review our compensation philosophy and the design of our compensation programs, (ii) establish and oversee our compensation plans, (iii) recommend to our Board of Directors a compensation and benefit package for directors, (iv) at least annually, establish and review our CEO’s management objectives, conduct the CEO’s performance evaluation and communicate the outcomes to our Board of Directors, (v) review and approve payouts to participants as proposed by our CEO under our compensation plans, (vi) review and approve, for our CEO and our other executive officers and senior managers, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any of our current or former executive officers, (vii) in consultation with senior management, oversee regulatory compliance with respect to compensation matters, and (viii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Our Executive officers do not play a formal role in determining their compensation.

In September 2013, our Compensation Committee engaged Setren, Smallberg & Associates, Inc. (“Setren”), a compensation consultant, for the purpose of advising upon executive and director compensation for 2014.  The Compensation Committee has reviewed the independence of Setren’s advisory role relative to the six consultant independence factors adopted by the Securities and Exchange Commission to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee concluded that Setren has no conflicts of interest, and provides the Compensation Committee with objective and independent executive compensation advisory services.

Setren’s was engaged to provide the AxoGen Compensation Committee with a thorough analysis of Officer, Vice President and Board of Director Compensation focusing on all compensation components including base salary, bonus, equity, Board of Director retainers and committee fees. Setren conducted a thorough proxy review of AxoGen’s most relevant comparator companies, and analyzed base salary, bonus, equity, retainers, and all other compensation components in relation to AxoGen’s peer group. In addition, as part of Setren’s compensation analysis, they reviewed the equity holdings of Officers, Vice Presidents and the Board of Directors by reviewing a three-year actual and average Black Scholes equity analysis for each of the individuals within these groups to assess the relative value of the AxoGen equity granted and held in relation to the its peer group.

As a result of Setren’s analysis the Compensation Committee suggested changes to compensation of AxoGen officers and Board of Directors, which changes took effect for the fiscal year 2014.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible to provide oversight in relation to the corporate governance of AxoGen and also identifies director nominees for election to fill vacancies on the AxoGen Board of Directors. Nominees are approved by the AxoGen Board of Directors on recommendation of the Governance and Nominating Committee. In evaluating nominees, the Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that the Governance and Nominating Committee may consider important to AxoGen’s business at the time.  When a vacancy occurs on the AxoGen Board of Directors, the Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to the directors or AxoGen’s management. The best candidate from all evaluated will be recommended to the AxoGen Board of Directors to consider for nomination. Shareholders who wish to recommend candidates for consideration as nominees should on or before January 1 of each year furnish in writing detailed biographical information concerning the candidate to the Governance and Nominating Committee addressed to the Corporate Secretary of AxoGen at 13631 Progress Blvd., Suite 400, Alachua, FL 32615. No material changes have been made to the procedures by which security holders may recommend nominees to AxoGen’s Board of Directors.  Our Governance and Nominating Committee held 3 meetings during 2014, and they informally discussed items as they may have occurred to determine if action was necessary.

Director Nominations

Director nominees are approved by our Board of Directors on recommendation of our Governance and Nominating Committee.  In evaluating nominees, our Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities.  Candidates should also satisfy such other particular requirements that our Governance and Nominating Committee may consider important to our business at the time.  In accordance with our Governance and Nominating Committee charter and policies included therein, characteristics expected of all directors should include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board of Directors.  In evaluating the suitability of individual directors, our Board of Directors takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a small publicly traded medical device company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board of Directors evaluates each individual in the context of our Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In addition, in accordance with our Governance and Nominating Committee charter and policies included therein, when a vacancy occurs on our Board of Directors, our Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to our directors or our management.  The best candidate from all evaluated will be recommended to our Board of Directors to consider for nomination.

Shareholders wishing to recommend a director nominee to our Governance and Nominating Committee may do so by sending to our Governance and Nominating Committee the following information:  (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.  No candidates for director nominations were submitted to our Governance and Nominating Committee by any shareholder in connection with our 2015 Annual Meeting of Shareholders.  Such recommendation should be addressed to Governance and Nominating Committee, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL  32615.

Shareholder Communications with our Board of Directors

Shareholders may send written communications to the attention of our Board of Directors.  Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to: Board of Directors, c/o General Counsel, AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL  32615.  Our General Counsel has been instructed by our Board of Directors to promptly forward all communications so received to our full Board of Directors or the individual members of our Board of Directors specifically addressed in the communication.

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews and makes recommendations to our Board of Directors regarding compensation to be paid to our non—employee directors.  Our Board of Directors established that each non-employee director receives a quarterly cash retainer payment of $6,250, with the Chairman of the Board receiving an additional $750, for services to AxoGen starting in the first quarter after election, which cash payment is paid in advance each quarter. Non-employee directors are also paid $1,500 per in-person Board of Directors meeting if they attend in person and $750 for such in-person meeting if they participate by telephone. No additional compensation is provided for telephonic Board meetings or actions taken pursuant to written minutes of action of our Board of Directors. Non-employee directors are paid $1,000 per committee meeting attended in-person if they attend in person and $500 for such in-person committee meeting if they participate by telephone. The Chairman of the Audit Committee is provided an additional quarterly retainer of $750 and the Chairman of each of the Compensation and Governance and Nominating Committees is provided an additional quarterly retainer of $500. The total board and committee member fees may not exceed $2,500 per day. In addition, newly elected directors receive a non-qualified stock option grant to purchase 25,000 shares at an exercise price equal to the fair market value of our common shares on the date of grant, which option vests in equal installments quarterly over two years. During each calendar year, all non-employee directors receive an annual non-qualified stock option grant to purchase 15,000 shares at an exercise price equal to the fair market value of our common shares on the date of grant, which options vest in equal installments quarterly over one year. Such stock options are for a term of seven years.  We also reimburse our directors for travel—related expenses.

The following table shows the compensation earned by all persons serving as members of our Board of Directors during fiscal year 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards($)(1)	Total ($)
Robert J. Rudelius	42,000	—	42,846	84,846
Gregory G. Freitag	—	—	—	—
Karen Zaderej	—	—	—	—
Jamie M. Grooms	41,250	—	42,846	84,096
Mark Gold, M.D	37,750	—	42,846	80,596
John Harper	40,500	—	42,846	83,346
Joe Mandato	—	—	42,846	42,846

(1)         The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (ASC) Topic 718 as of December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

One of our directors, Joe Mandato, is a Managing Director of DeNovo Ventures II, L.P. which is a greater than 5% shareholder of the Company’s common shares.  In accordance with our Audit Committee Charter, our Audit Committee reviews and approves (with the concurrence of a majority of the disinterested members of our Board of Directors) any related-party and affiliated-party transactions.  Our Code of Ethics generally addresses such situations as to conflicts of interest and is the starting basis for disclosure and review.  The Code of Ethics provides that a conflict situation can arise when an employee or officer takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively.  Conflicts of interest may also arise when an employee or officer, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.  Loans to, or guarantees of obligations of, employees and officers and their family members by the Company may create conflicts of interest.

In addition, the Code of Ethics provides that all related person transactions that meet the minimum threshold for disclosure in a proxy statement under the relevant Securities and Exchange Commission rules must be reported to and approved by the Audit Committee. Company officers and directors are required to bring promptly to the attention of our CFO or General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Company. The Company CFO on a continuous basis, and annually, reviews with Company accounting personal any situations that appear to have a conflict.  Following any disclosure or discovery, our CFO or General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or Director in question or the uncovered situation. After this review, the Chairman of the Audit Committee and the CFO or General Counsel determines whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non—cash compensation for the fiscal years 2014 and 2013 for: (i) each individual serving as the Company’s CEO or acting in a similar capacity during any part of such fiscal years; and (ii) the other two most highly paid executive officers who were serving as executive officers during such periods (our “named executive officers”).

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)	Option Awards($)(1)	All Other Compensation($)	Total

Karen Zaderej	2014	324,036	149,249	(3)	30,063	258,027	7,782	769,157
CEO (2)	2013	299,600	14,909		—	—	8,113	322,622

Gregory G. Freitag(4)	2014	208,208	118,637	(3)(5)	30,063	190,778	7,167	554,853
Former CFO and General Counsel and SVP Of Business Development	2013	240,000	11,646		—	—	7,645	259,291

Lee Robert	2014	163,942	56,925	(3)	—	327,755	5,180	553,802
Johnston, Jr.(6) Chief Financial Officer		—	—		—	—	—	—

Shawn McCarrey	2014	200,000	184,264		—	79,258	14,720	478,242
SVP Sales(7)(8)	2013	161,539	153,077		—	144,538	11,941	471,095

Jill Schiaparelli	2014	235,208	76,481	(3)	—	94,472	7,432	413,593
Chief Marketing Officer(9)	2013	220,168	10,965		—	—	6,894	238,027

(1)         The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 as of December 31 of the year indicated.

(2)         The amounts include life insurance premiums paid by AxoGen on behalf of Ms. Zaderej in 2014 of $518 and $463 in 2013 and also includes amounts contributed by the Company to the SIMPLE IRA plan on her behalf for 2014 of $7,264 and for 2013 of $7,650.

(3)         Provided pursuant to 2014 Bonus Award Plan that was established for executive officers and certain other officers based upon meeting certain established 2014 corporate key objectives (the “Key Objectives”).  The Key Objectives related to revenue, gross profit margin, cash management and certain operational goals.  The amount of such bonus for each officer was based upon an assigned percentage of such officer’s 2014 base salary.  Bonuses were earned in 2014 and paid in 2015.

(4)         The amounts include life insurance premiums paid by AxoGen on behalf of Mr. Freitag in 2014 of $333 and in 2013 of $445 and also includes amounts contributed by the Company to the SIMPLE IRA plan on his behalf for 2014 of $6,834 and for 2013 of $7,200.

(5)         The amount includes $31,823 dollars paid as a bonus to Mr. Freitag for activities beyond the scope of his employment agreement as described in the Company’s Form 8-K filed May 12, 2014.

(6)         Mr. Johnston joined the Company as its Chief Financial Officer in May 2014. The amounts include life insurance premiums paid by AxoGen on behalf of Mr. Johnston in 2014 of $262 and also includes amounts contributed by the Company to the SIMPLE IRA plan on his behalf for 2014 of $4,918.

(7)         The amounts include life insurance premiums paid by AxoGen on behalf of Mr. McCarrey in 2014 of $320, car allowance of $8,400 and an amount contributed by the Company to the SIMPLE IRA plan on his behalf for 2014 of $6,000 and in 2013 of $310, car allowance of $6,785 and an amount contributed by the Company to the SIMPLE IRA plan on his behalf for 2013 of $4,846.

(8)         Bonus represents commissions earned pursuant to compensation arrangement as SVP of sales.  Mr. McCarrey is not a party to bonuses arrangements provided to other Company employees.

(9)         The amounts include life insurance premiums paid by AxoGen on behalf of Ms. Schiaparelli in 2014 of $376 and in 2013 of $290 and also includes amounts contributed by the Company to the SIMPLE IRA plan on her behalf for 2014 of $7,056 and for 2013 of $6,604.

Outstanding Equity Awards at 2014 Fiscal Year—End

The following table summarizes the equity awards granted to our named executive officers that remain outstanding as of December 31, 2014.

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Karen Zaderej	6/9/2010	18,056	(1)	—		$0.27	6/9/2020
	12/26/2011	206,250	(2)	68,750	(2)	$2.74	12/26/2018
	1/2/2014	—		31,000	(3)	$4.81	1/2/2021
	12/29/2014	—		62,000	(4)	$3.67	12/29/2021
	12/29/2014	—		19,000	(5)	$3.67	12/29/2021

Gregory G. Freitag	6/1/ 2010	125,000	(6)	—		$3.50	6/1/2020
	12/26/ 2011	46,000	(2)	46,000	(2)	$2.74	12/26/2018
	1/2/2014	—		15,000	(3)	$4.81	1/2/2021
	10/1/2014	16,000	(7)	—		$2.46	10/1/2021
	12/29/2014	—		27,000	(4)	$3.67	12/29/2021
	12/29/2014	—		33,000	(5)	$3.67	12/29/2021

Lee Robert Johnston, Jr.(8)	6/2/2014	—		175,000	(9)	$2.58	6/2/2021
	12/29/2014	—		15,000	(4)	$3.67	12/29/2021
	12/29/2014	—		33,000	(5)	$3.67	12/29/2021

Shawn McCarrey	3/1/2013	17,000	(10)	51,000	(10)	$3.67	3/1/2020
	1/2/2014	—		5,000	(3)	$4.81	1/2/2021
	5/1/2014	—		30,000	(11)	$2.86	5/1/2021
	12/29/2014	—		10,000	(4)	$3.67	12/29/2021

Jill Schiaparelli	2/27/2012	22,728	(12)	68,185	(12)	$3.02	2/27/2019
	1/2/2014	—		10,000	(3)	$4.81	1/2/2021
	12/29/2014	—		12,500	(4)	$3.67	12/29/2021
	12/29/2014	—		19,000	(5)	$3.67	12/29/2021

(1)                     Ms. Zaderej received these options to purchase shares of AC common stock, which options were adjusted in connection with the merger of LecTec Corporation and AC on September 30, 2011.  The options vest semi-annually and become fully vested and exercisable four years from the grant date.  The options were granted under plans previously approved by AxoGen’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the AxoGen’s common shares on the date of grant.

(2)                     Ms. Zaderej and Mr. Freitag received these options to purchase 275,000 and 92,000 shares, respectively, of the Company’s common shares. All shares pursuant to the options will be fully vested on December 26, 2015 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 26, 2012 (12 months from the option grant date) and an additional

12.5% of aggregate shares each 6 months thereafter and will expire December 26, 2018. The options were granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(3)                     Ms. Zaderej, Mr. Freitag, Ms. Schiaparelli and Mr. McCarrey received these options to purchase 31,000, 15,000, 10,000 and 5,000 shares, respectively, of the Company’s common shares. All shares pursuant to the options will be fully vested on January 2, 2018 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on January 2, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire January 2, 2021. The options were granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(4)                     Ms. Zaderej, Mr. Freitag, Ms. Schiaparelli, Mr. Johnston and Mr. McCarrey received these options to purchase 62,000, 27,000, 12,500, 15,000 and 10,000 shares, respectively, of the Company’s common shares. All shares pursuant to the options will be fully vested on December 29, 2018 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 29, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire December 29, 2021. The options were granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(5)                     Ms. Zaderej, Mr. Freitag, Mr. Johnston and Ms. Schiaparelli and received these options to purchase 19,000, 33,000, 33,000 and 19,000 shares, respectively, of the Company’s common shares. All shares pursuant to the options will be fully vested on December 29, 2015 (1 year from the option grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on June 29, 2015 (6 months from the option grant date) and the rest of the shares on December 29, 2015 and will expire December 29, 2021. The options were granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(6)                     Mr. Freitag received this option which became fully vested and exercisable on August 29, 2011 pursuant to the vesting terms of the option.  The option was granted outside of plans previously approved by the Company’s shareholders and the exercise price for the option was issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(7)                     Mr. Johnston joined the Company as its Chief Financial Officer in May 2014.

(8)                     Mr. McCarrey received this option to purchase 68,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on March 1, 2017 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on March 1, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire March 1, 2020. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(11)              Mr. McCarrey received this option to purchase 30,000 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on May 1, 2018 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on May 1, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire May 1, 2021. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

(12)              Ms. Schiaparelli received this option to purchase 90,913 shares of the Company’s common shares. All shares pursuant to the option will be fully vested on February 2, 2016 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on February 2, 2013 (12 months from the option grant date) and an additional 12.5% of aggregate shares each 6 months thereafter and will expire February 27, 2019. The option was granted under plans previously approved by the Company’s shareholders and the exercise price for the options were issued at a price equal to the fair market value of the Company’s common shares on the date of grant.

Employment Agreements

AC is a party to employment agreements with each of Karen Zaderej, effective October 15, 2007 and as amended September 29, 2011, John P. Engels, effective May 6, 2003 and as amended September 29, 2011, Gregory Freitag, effective October 1, 2011, Jill Schiaparelli, effective February 27, 2012, Shawn McCarrey, effective February 25, 2013 and Lee Robert Johnston, Jr. effective May 12, 2014. Ms. Zaderej and Mr. Engels employment agreements renew for one year periods on each anniversary of the effective date and provide for severance benefits upon termination of the executive officer’s employment: (1) by AxoGen for any reason other than “substantial cause” (as defined below), permanent disability, or death, (2) by the executive officer due to AxoGen’s breach of the employment agreement and AxoGen’s failure to cure such breach within ten days following notice by the executive officer of such breach; or (3) by the executive officer within six months of a “change of control” (as defined below) of AxoGen.

Upon a termination of Ms. Zaderej’s employment for any of the reasons set forth above, Ms. Zaderej is entitled to base salary in an amount equal to the base salary that she would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated or the one-year non-competition period, whichever is longer. Upon a termination of Mr. Engels’ employment for any of the reasons set forth above, Mr. Engels is entitled to base salary in an amount equal to the base salary that he would have been paid for the remainder of the then current employment period had the executive officer’s employment not been terminated. Both Ms. Zaderej and Mr. Engels are entitled to continued medical and dental benefits (in the form of a reimbursement for the COBRA premiums) and continued bonus payments to which the executive officer would have been entitled for the remainder of the then current employment period had the executive officer’s employment not been terminated.

Under their respective employment agreement, Messrs. Freitag, Johnston and McCarrey and Ms. Schiaparelli employment are at will.  In the event Messrs. Freitag, Johnston or McCarrey or Ms. Schiaparelli is terminated without substantial cause either prior to a change of control or 180 days following a change in control the person is entitled to a severance payment consisting of (A) twelve months of base salary; and (B) an amount equal to any bonuses paid during the twelve month period prior to termination of employment.  Messrs. Freitag, Johnston and McCarrey and Ms. Schiaparelli are also entitled to severance of twelve months of base salary if the person leaves AxoGen for “good reason” (as defined below) within 180 days following a change of control.

In addition, Ms. Zaderej is entitled to full vesting of her outstanding stock options that were granted prior to the Merger upon a change of control, regardless of whether her employment terminates on or following the change of control. With respect to Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s, Johnston’s, Engel’s and McCarrey’s post-Merger stock options, if a change of control occurs, such options shall automatically accelerate and become fully exercisable in the event that within twelve months following the change of control they are terminated without cause or leave for good reason.

For purposes of the executive officer’s employment agreements, “change of control” means the occurrence of any of the following events:

•                  any person who holds less than 20% of the combined voting power of the securities of AC or AxoGen, Inc., becomes the beneficial owner, directly or indirectly, of securities of AC or AxoGen, Inc., representing 50% or more of the combined voting power of the securities of AC or AxoGen, Inc. then outstanding;

•                  during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the AxoGen, Inc.’s Board of Directors cease, for any reason, to constitute at least a majority of our Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•                  AC or AxoGen, Inc. consolidates or merges with another company and AC or AxoGen, Inc. is not the continuing or surviving corporation, and except as it relates to Ms. Zaderej and Mr. Engle, provided, however, that any consolidation or merger whereby AxoGen, Inc. continues as the majority holder of AC securities or a merger or consolidation of AC and AxoGen, Inc. will not constitute a change in control;

•                  shares of AC’s or AxoGen, Inc.’s common shares are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of the AC’s or AxoGen, Inc.’s common shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger;

•                  AC or AxoGen, Inc. sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or

•                  the holders of AxoGen’s stock approve a plan or proposal for the liquidation or dissolution of AC or AxoGen, Inc.

For purposes of Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s, Johnston’s and McCarrey’s employment agreements, “substantial cause” means:

•                  commission of any act of fraud, theft, or embezzlement;

•                  material breach of the employment agreement, provided that AC shall have first delivered to the executive officer written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that the executive officer shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•                  commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; or

•                  material failure to adhere to AC’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time.

For Ms. Zaderej’s, Ms. Schiaparelli’s and Messrs. Freitag’s, and McCarrey’s “substantial cause” also means:

•                  failure to meet reasonable performance standards as determined by AC, which for Mr. McCarrey includes the failure of gross revenue in a calendar quarter to exceed 80% of budgeted gross revenue.

For Mr. Johnston “substantial cause” also means:

•                  failure to perform substantially the material duties of Johnston’s management position in a competent manner (after notice and opportunity to cure within fifteen days, except in cases where cure would necessarily take longer than fifteen days, in which case, all possible steps toward effecting such cure must be taken by Johnston within the fifteen day period and completion of such cure diligently completed within no more than 60 days).

For purposes of Mr. Engels’ employment agreement, “substantial cause” means the commission by Mr. Engels of any act of fraud, theft or embezzlement.

For purposes of Messrs. Freitag’s, Jonston’s and McCarrey’s and Ms. Schiaparelli’s employment agreements, “good reason” means the occurrence of any one or more of the following:

•                  the assignment of any duties inconsistent in any respect with the person’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change of control or any other action by AxoGen which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AxoGen;

•                  a reduction by AC in the person’s base salary; or

•                  the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which the person was participating at the time of the change of control of AxoGen or (B) provide the person with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the change in control (or as in effect following the Change in Control of the Company), if greater.

For purposes of Mr. Johnston’s employment agreement, “good reason” also means he being required to perform a substantial portion of his duties at a facility which is more than 50 miles from the facility for which he performed a substantial portion of his duties immediately prior to the Change of Control.

Compensation Arrangements

On December 29, 2014, the Board of Directors of the Company approved, December 29, 2014 recommendations of the Company’s Compensation Committee regarding certain Company compensation matters as follows:

1.              2014 Merit Stock Option Awards were granted to members of the Company’s leadership team, which includes Karen Zaderej, CEO, Robert Johnston, CFO and Gregory Freitag, General Counsel (together, the “Executive Officers”).  The Merit Stock Option Awards were in the form of Incentive Stock Options, granted pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, for the purchase of an aggregate of 160,000 shares of the Company’s common stock (the “Common Stock”), of which 104,000 shares were granted to the Executive Officers.  All of the granted options have a seven year term and an exercise price of $3.67 per share, which was the closing price of the Common Stock as reported on the NASDAQ Capital Market on December 29, 2014 (representing the fair market value of the Common Stock on the grant date), and vest as to 25% of option shares one year after the grant and then as to 12.5% every six months thereafter until fully vested.

2.              Special Refinancing Bonus Option Awards were granted to certain members of the Company’s leadership team, which included the Executive Officers.  The Special Option Awards were in the form of Incentive Stock Options, granted pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, for the purchase of an aggregate of 123,000 shares of Common Stock, of which 85,000 shares were granted to the Executive Officers.  All of the granted options have a seven year term and an exercise price of $3.67 per share, which was the closing price of the Common Stock as reported on the NASDAQ Capital Market on December 29, 2014 (representing the fair market value of the Common Stock on the grant date), and vest as to 50% of option shares six months after the grant and then as to the remaining 50% one year after the grant.

On March 11, 2015, the Board of Directors of the Company approved, with modification, December 5, 2014 recommendations of the Company’s Compensation Committee regarding the 2015 Bonus Award Plan which was established for executive and certain other officers based upon meeting certain established corporate key objectives (the “Key Objectives”) and a final determination by the Board, in its sole discretion, that any such bonus, and the final amount, is appropriate based upon 2015 performance.  The Key Objectives relate to revenue, gross profit margin, cash management and certain operational goals.  The amount of any such bonus for a particular eligible officer is based upon an assigned percentage of such officer’s 2015 base salary.  In the event all Key Objectives were met and the Board determined to provide bonuses to the maximum amount, the aggregate obligations would be approximately $600,000.

Say-on-Pay Vote

At our 2013 Annual Meeting of Shareholders, we asked our shareholders to vote to approve, on an advisory basis, the 2013 compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved compensation to our named executive officers with over 95 percent of votes cast in favor of our say-on-pay resolution. The Compensation Committee believes this vote demonstrated our shareholders’ positive view of our executive compensation. The Compensation Committee intends to continue to consider the results of future say-on-pay votes. In addition, at the 2013 Annual Meeting of Shareholders, our shareholders recommended, on an advisory basis, that the frequency of our future say-on-pay vote be once every three years.  Based on this shareholder recommendation, we intend to conduct our next say-on-pay vote at our 2016 Annual Meeting of Shareholders.

Pension Benefits

AxoGen adopted the AxoGen SIMPLE IRA plan in 2007. The AxoGen named executive officers participate in the SIMPLE IRA plan. Eligibility is immediate upon employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The SIMPLE IRA plan requires AxoGen to make matching contributions of between 1% and 3% of the employee’s annual salary as long as the employee participates in the SIMPLE IRA plan. Additionally, the matching contribution has to be at least 3% for three of the first five years of the SIMPLE IRA.  Both employee contributions and AxoGen contributions are fully vested at all times. In 2014 and 2013, AxoGen’s matching contribution was 3% of the AxoGen named executive officers’ annual base salary. AxoGen contributed approximately $32,000 and $26,000 in matching funds for the AxoGen named executive officers during 2014 and 2013, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, with respect to the Company’s equity compensation plans, the number of shares of the Company’s common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2,833,496	3.01	462,687
Equity compensation plans not approved by security holders	—	—	—
Total	2,833,496	3.01	462,687

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is composed of the following directors: Robert J. Rudelius, Jamie Grooms and John Harper, all of whom qualify as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission.  Mr. Rudelius currently serves as the Chairman of the Audit Committee.  The Audit Committee operates under a written charter adopted by our Board of Directors.  The Audit Committee recommends to our Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process.  Lurie Besikof Lapidus & Company LLC (“LBL”), the Company’s independent registered public accounting firm, is responsible for conducting an audit of our consolidated financial statements in accordance with the standards established by the Public Accounting Oversight Board (“PCAOB”) and to express an opinion on the consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby report as follows:

1.              The Audit Committee has met and held discussions with management and LBL.  Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and LBL.

2.              The Audit Committee has discussed with LBL matters required to be discussed by PCAOB’s Auditing Standards No. 16 (Communications with Audit Committees).

3.              The Audit Committee has received written disclosure and letter from LBL required by applicable requirements of the Public Company Accounting Oversight Board regarding LBL’s communications with the Audit Committee regarding LBL’s independence and the Audit Committee has discussed with LBL that firm’s independence.  The Audit Committee also considered whether non—audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission.

Members of the Audit Committee of the Board of Directors:

Robert Rudelius, Chairman
John Harper
Jamie Grooms

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees

Lurie Besikof Lapidus & Company, LLP (“LBL”), our independent registered public accounting firm, provides audit services to us.  The fee table below reports fees billed or to be billed to us for professional services provided to us during 2014 and 2013 by LBL.  Our Audit Committee has approved, pursuant to its pre—approval policies described below, all of the services listed below.

	2014	2013

Audit Fees(1)	$109,000	$95,000
Audit—Related Fees	—	—
Tax Fees(2)	$23,000	$22,000
All Other Fees	—	—

Total Fees	$132,000	$117,000

(1)         LBL received these fees for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and other services related to the registration statement on Form S-1 in 2013, a refinancing transaction in November 2014 and certain current reports on Form 8-K for the fiscal years ended December 31, 2014 and 2013.

(2)         Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance and planning.

Our Audit Committee reviews and pre-approves the performance of all audit and non-audit accounting services to be performed by the independent registered accounting firm, other than with respect to de minimis exceptions permitted under applicable rules and regulations.  All audit and audit-related services provided by LBL during 2014 and 2013 were pre-approved by our Audit Committee, which concluded that the provision of such services by LBL was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, based upon the recommendation of our Audit Committee, has appointed Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2015 and to perform other appropriate accounting services.  LBL has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

While we are not required to do so, we are submitting the appointment of LBL to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015 for ratification in order to ascertain the views of our shareholders on this appointment.  If the appointment is not ratified, our Audit Committee will reconsider its selection.

Representatives of LBL will be present at our 2015 Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation of our Board of Directors; Vote Required for Approval

Our Board of Directors recommends that you vote “FOR” the ratification of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm.  The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Meeting is required to ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm.

PROPOSALS FOR OUR 2015 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy material and presented at our 2015 Annual Meeting of Shareholders must be received at our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary, no later than December 16, 2015, and must comply in all material respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In addition, in connection with any matter to be proposed by a shareholder to be considered at our 2015 Annual Meeting of Shareholders, but not for inclusion in our proxy materials, Pursuant to Section 2.3 of our Amended and Restated Bylaws, a written notice of business that a shareholder wishes to present for consideration at our 2015 annual meeting of shareholders (other than matters included in our proxy materials pursuant to the preceding paragraph) must be at our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary no earlier than January 29, 2016 nor later than February 28, 2016.  The notice must also meet other requirements specified in Section 2.3 of our Amended and Restated Bylaws.

ANNUAL REPORT ON FORM 10—K

Our Annual Report on Form 10—K, including financial statements for the year ended December 31, 2014, accompanies, or has been mailed to you immediately prior to, this Proxy Statement.  Our 2014 Annual Report on Form 10—K is also available on our website at www.AxoGen.com.  If requested in writing by a person solicited by this Proxy Statement, we will provide you without charge a copy of our Annual Report on Form 10—K as filed with the Securities and Exchange Commission for our most recently completed fiscal year.  Such request should be sent to our General Counsel at AxoGen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission rules allow a single copy of the Proxy Statement and 2014 Annual Report on Form 10—K to be delivered to multiple shareholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such shareholders.  This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.  Although we do not household for our registered shareholders, some brokers household AxoGen proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker.  We will deliver promptly upon written or oral request a separate copy of our Proxy Statement and/or our 2014 Annual Report on Form 10—K to a shareholder at a shared address to which a single copy of either document was delivered.  For copies of either or both documents, shareholders should write to our Corporate Secretary at AxoGen, Inc, 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

OTHER MATTERS

Our Board of Directors does not know of any other business to come before our 2015 Annual Meeting of Shareholders.  If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Karen Zaderej
Chief Executive Officer and Director

April 15, 2015

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M90778-P62642 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/axogen15 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! AXOGEN INC 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 AXOGEN INC 2. To ratify the selection of Lurie Besikof Lapidus & Company, LLP as AxoGen Inc's independent registered public accounting firm for the year ending December 31, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Gregory G. Freitag 02) Mark Gold 03) Jamie Grooms 04) John Harper 05) Joe Mandato 06) Robert J. Rudelius 07) Karen Zaderej 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR proposal 2. For Against Abstain

M90779-P62642 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. AXOGEN INC Annual Meeting of Shareholders May 28, 2015 1:00 PM This proxy is solicited by the Board of Directors The shareholders hereby appoints Greg Freitag and David Hansen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AxoGen, Inc. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, EDT on May 28, 2015, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA 32827 in the Orly room, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.